UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 883-9490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On November 27, 2023, SpringWorks Therapeutics, Inc. (“SpringWorks” or the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has approved has approved OGSIVEO™ (nirogacestat), an oral gamma secretase inhibitor, for the treatment of adult patients with progressing desmoid tumors who require systemic treatment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s presentation materials in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 27, 2023, SpringWorks announced that the FDA has approved OGSIVEO™ (nirogacestat), an oral gamma secretase inhibitor, for the treatment of adult patients with progressing desmoid tumors who require systemic treatment. The FDA previously granted breakthrough therapy, fast track and orphan drug designations to nirogacestat for the treatment of desmoid tumors.

Desmoid tumors are locally aggressive and invasive soft-tissue tumors that can lead to substantial morbidity. In addition, when vital structures are impacted, desmoid tumors can be life-threatening. Although they do not metastasize, desmoid tumors are often refractory to existing off-label systemic therapies and associated with recurrence rates of up to 77% following surgical resection. Desmoid tumor experts and treatment guidelines now recommend systemic therapies as first-line intervention instead of surgery for most tumor locations requiring treatment.

The FDA approval of OGSIVEO is based on the results from the Phase 3 DeFi trial, which were published in the March 9, 2023 edition of the New England Journal of Medicine. OGSIVEO met the primary endpoint of improving progression-free survival (“PFS”), demonstrating a statistically significant improvement over placebo with a 71% reduction in the risk of disease progression (hazard ratio (HR) = 0.29 (95% CI: 0.15, 0.55); p< 0.001). Median PFS was not reached in the OGSIVEO arm and was 15.1 months in the placebo arm. Confirmed objective response rate (ORR) based on RECIST v1.1 was 41% with OGSIVEO versus 8% with placebo (p<0.001); the complete response rate was 7% in the OGSIVEO arm and 0% in the placebo arm. The median time to first response was 5.6 months with OGSIVEO and 11.1 months with placebo. PFS and ORR improvements were in favor of OGSIVEO regardless of baseline characteristics including sex, tumor location, tumor focality, treatment status, previous treatments, mutational status, and history of familial adenomatous polyposis. OGSIVEO also demonstrated early and sustained improvements in patient-reported outcomes, including pain (p<0.001), desmoid tumor-specific symptoms (p<0.001), physical/role functioning (p<0.001), and overall health-related quality of life (p≤0.01).

OGSIVEO exhibited a manageable safety and tolerability profile. The most common adverse events (>15%) reported in patients receiving OGSIVEO were diarrhea, ovarian toxicity, rash, nausea, fatigue, stomatitis, headache, abdominal pain, cough, alopecia, upper respiratory tract infection, and dyspnea.

To support commercialization of OGSIVEO, SpringWorks has assembled a U.S. commercial field organization of 35 territory business managers plus regional business directors. The Company has identified a group of 1,500 physicians that treat a substantial portion of desmoid tumor patients and will focus initial efforts to drive adoption of OGSIVEO among these physicians. The Company has set a wholesale acquisition cost for a 30-day supply of OGSIVEO at $29,000.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, relating to our business, operations, and financial conditions, including, but not limited to, current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our development and commercialization plans, our preclinical and clinical results, the potential for OGSIVEO to become an important new treatment for patients with desmoid tumors, the potential for a Marketing Authorisation Application for nirogacestat, as well as statements relating to other future conditions. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “would,” “should” and “could,” and similar expressions or words, identify forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks relating to: (i) the success of our commercialization efforts with respect to OGSIVEO, (ii) our limited experience as a commercial company, (iii) our pricing of OGSIVEO and our ability to obtain or maintain adequate coverage and reimbursement for OGSIVEO, (iv) the success and timing of our product development activities, including the initiation and completion of SpringWorks’ clinical trials, (v) our expectations regarding the potential clinical benefit of OGSIVEO for patients with desmoid tumors, (vi) the potential for OGSIVEO to become the new standard of care for patients with desmoid tumors, (vii) our expectations regarding when OGSIVEO will be available, (viii) estimates regarding the number of patients who are diagnosed with desmoid tumors annually per year in the U.S. and the potential market for OGSIVEO, (ix) our commercialization strategy and ability to successfully identify physicians focused on desmoid tumors, (x) the success and timing of our collaboration partners’ ongoing and planned clinical trials, (xi) the timing of our planned regulatory submissions and interactions, including the timing and outcome of decisions made by the FDA, the European Medicines Agency (EMA) and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; (xii) whether FDA, EMA or other regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of our product candidates, (xiii) our ability to obtain regulatory approval of any of our product candidates or maintain regulatory approvals granted for our products, (xiv) our plans to research, discover and develop additional product candidates, (xv) our ability to enter into collaborations for the development of new product candidates, (xvi) our ability to establish and maintain manufacturing capabilities, and our and our collaboration partners’ abilities to manufacture our products and product candidates and scale production, (xvii) our ability to maintain adequate patent protection and successfully enforce patent claims against third parties, and (xviii) our ability to meet any specific milestones set forth herein.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For further information regarding the risks, uncertainties and other factors that may cause differences between SpringWorks’ expectations and actual results, you should review the “Risk Factors” in Item 1A of Part II of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by SpringWorks Therapeutics, Inc. on November 27, 2023.
99.2	Company Presentation dated November 28, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2023	SpringWorks Therapeutics, Inc.

	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer